Theravance Announces Positive Results From Phase 2 Clinical Study with Investigational Antibiotic in Patients with Complicated Skin and Skin Structure Infections

TD-1792 Achieves Primary Endpoint

SOUTH SAN FRANCISCO, CA/July 9, 2007 – Theravance, Inc. (NASDAQ: THRX) today announced results from its large Phase 2 clinical study evaluating the safety and efficacy of its investigational antibiotic, TD-1792, in the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive bacteria, including resistant strains such as methicillin-resistant Staphylococcus aureus (MRSA).  The study met its primary endpoint of non-inferiority compared to vancomycin, the standard of care for resistant Gram-positive infections, in the clinically evaluable population, and also met key secondary endpoints.

Clinical cure rates in the clinically evaluable population were 91.7% for patients treated with TD-1792 (77/84) and 90.7% for patients treated with vancomycin (78/86).  Clinical cure rates in the clinically evaluable population for patients with confirmed MRSA infections were 94.7% for patients treated with TD-1792 (36/38) and 91.9% for patients treated with vancomycin (34/37).  In the all-treated population, clinical cure rates for patients treated with TD-1792 and standard therapy, respectively, were 80.6% (79/98) versus 82.8% (82/99).  In the group of microbiologically evaluable patients, eradication was achieved in 93.7% of the group treated with TD-1792 (59/63) versus 92.1% in the group receiving vancomycin (58/63).

The overall incidence and severity of adverse events were similar in the TD-1792 and standard therapy groups.  There were no serious adverse events reported in the TD-1792 group compared with two in the vancomycin group.  Fewer patients receiving TD-1792 (n=2) discontinued treatment due to an adverse event compared with vancomycin (n=5).  The most common adverse events in both treatment groups included headache, nausea, small increases in liver enzymes (ALT, AST), and pruritus.

“We are extremely pleased with the results of our Phase 2 clinical study of this highly potent compound,” said Michael Kitt, MD, Senior Vice President of Development at Theravance.  “In particular, the favorable tolerability trends of TD-1792 confirm our decision to explore higher doses in our ongoing Phase 1 program.  We believe that the results of this study allow us to pursue more serious infections, such as bacteremia.”

About the Study

The study was randomized, double-blind, active-controlled and conducted in the United States comparing safety, efficacy, and tolerability of once-daily TD-1792 to twice-daily vancomycin, the standard of care for resistant Gram-positive infections, in patients with cSSSI caused by Gram-positive bacteria, including resistant strains such as MRSA.  One hundred and ninety-seven patients were randomized and received study medication with either 2 mg/kg TD-1792 dosed once daily or vancomycin dosed 1 gram twice daily for up to 14 days.  Aztreonam and/or metronidazole was added for Gram-negative or anaerobic coverage.  A test-of cure-visit was conducted between 7 and 14 days following the last day of treatment.  The primary endpoint was clinical cure for the clinically evaluable population at the test-of-cure visit.

Study populations for the results cited above were described as follows:

•	All Treated (AT): patients received at least one dose of study medication
•	Clinically Evaluable (CE): patients fulfilled all protocol criteria (inclusion/exclusion criteria, duration of therapy & evaluations)
•	Microbiologically Evaluable (ME): Clinically Evaluable patients with microbiological confirmation of pathogen(s)

About TD-1792

TD-1792 is a highly potent, bactericidal, once-daily antibiotic discovered by Theravance through the application of multivalency.  The goal of the TD-1792 clinical program is to develop a next-generation antibiotic with a better therapeutic index than vancomycin for the treatment of serious infections caused by MRSA.  In preclinical in vitro studies, TD-1792 demonstrated marked bactericidal activity and was approximately 30-fold more potent than vancomycin against MRSA and approximately 100-fold more potent than oxacillin against methicillin-sensitive Staphylococcus aureus (MSSA).

Astellas Option

Astellas Pharma Inc. has an option to license TD-1792 for further development and commercialization on substantially the same terms under which Astellas has licensed telavancin.  For additional information regarding the collaboration agreement with Astellas, please refer to SEC filings on the investor relations portion of Theravance's website at www.theravance.com.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates.  Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction.  Of the five programs in development, four are in late stage – its telavancin program focusing on treating serious Gram-positive bacterial infections in collaboration with Astellas Pharma Inc., its Gastrointestinal Motility Dysfunction program, the Beyond Advair collaboration with GlaxoSmithKline, and TD-1792 for the treatment of serious Gram-positive infections.  By leveraging its proprietary insight of multivalency to drug discovery focused on validated targets, Theravance is pursuing a next generation drug discovery strategy designed to discover superior medicines in large markets. For more information, please visit the company's web site at www.theravance.com.

Conference Call and Webcast Information

Theravance has scheduled a conference call to discuss this announcement today at 5:00 p.m. Eastern Daylight Time.  To participate in the live call, please dial 888-802-2266 from the U.S. and Canada, or 913-312-1270 for international callers.  The live webcast can be accessed from Theravance's web site at www.theravance.com.  Please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call and webcast will be available on the company's web site for 30 days through Wednesday, August 8, 2007.  An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on July 23, 2007 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering passcode 1043658.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events.  Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  Examples of such statements include statements relating to the goals, timing and expected results of clinical and preclinical studies and regulatory review, statements regarding the potential benefits and mechanisms of action of drug candidates, the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue and other financial items.  These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical and preclinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe, ineffective, inferior or not superior, delays or failure to achieve regulatory approvals, and risks of collaborating with third parties to develop and commercialize products.  These and other risks are described in greater detail under the heading "Risk Factors" contained in Item 1A of Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 8, 2007 and the risks discussed in our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Allison Parker, Director, Investor Relations
650-808-4100
investor.relations@theravance.com

David Brinkley, Senior Vice President, Commercial Development
650-808-3784
dbrinkley@thervance.com